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                                                                      EXHIBIT 21

                SUBSIDIARIES OF CONSOLIDATED NATURAL GAS COMPANY
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

                                                                Percent Voting
                                                                  Securities
                                                                   Owned by
                                                   Place of        Immediate
               Name of Company                  Incorporation   Parent Company
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
CONSOLIDATED NATURAL GAS COMPANY                   Delaware
Subsidiary companies:
  Consolidated Natural Gas Service Company         Delaware                100%
  CNG Transmission Corporation                     Delaware                100%
     CNG Iroquois, Inc.                            Delaware                100%
  The East Ohio Gas Company                          Ohio                  100%
  The Peoples Natural Gas Company                Pennsylvania              100%
  Virginia Natural Gas, Inc.                       Virginia                100%
  Hope Gas, Inc.                                West Virginia              100%
  West Ohio Gas Company/1/                           Ohio                  100%
  CNG Producing Company                            Delaware                100%
     CNG Pipeline Company                           Texas                  100%
  CNG Energy Services Corporation                  Delaware                100%
     CNG Main Pass Gas Gathering Corporation       Delaware                100%
     CNG Oil Gathering Corporation                 Delaware                100%
     CNG Power Company                             Delaware                100%
        CNG Market Center Services, Inc.           Delaware                100%
        CNG Bear Mountain, Inc.                    Delaware                100%
        Granite Road Cogen, Inc.                    Texas                  100%
     CNG Products and Services, Inc.               Delaware                100%
        CNG Technologies, Inc.                     Delaware                100%
     CNG Storage Service Company                   Delaware                100%
  CNG International Corporation                    Delaware                100%
     CNG Cayman One Ltd.                        Cayman Islands             100%
        CNGI Australia Pty. Limited               Australia                 99%
     CNG Cayman Two Ltd.                        Cayman Islands             100%
        CNGI Australia Pty. Limited               Australia                  1%
  CNG Power Services Corporation                   Delaware                100%
     CNG Lakewood, Inc.                            Delaware                100%
  Consolidated System LNG Company                  Delaware                100%
  CNG Research Company                             Delaware                100%
  CNG Coal Company                                 Delaware                100%
  CNG Financial Services, Inc.                     Delaware                100%

1 Effective January 1, 1997, West Ohio Gas Company merged with The East Ohio Gas Company.